Exhibit 23.1

To Whom It May Concern:

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of Trio Petroleum Corp. (the “Company”) our report dated January 17, 2025, relating to the financial statements of the Company, which appears in the Annual Report on Form 10-K/A as filed on April 15, 2025.

Very truly yours,

/s/ Bush & Associates CPA LLC (PCAOB 6797)

Henderson, Nevada

September 11, 2025

9555 S Eastern Ave., Suite 280, Las Vegas, NV 89123        702.703.5979        www.bushandassociatescpas.com